                                                                Exhibit 4.7

               AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

        This Amended and Restated Subsidiary Guaranty (as amended, restated, supplemented, renewed or otherwise modified from time to time, this "Guaranty") is entered into as of July 17, 1996, by each of the undersigned corporations and each Person that becomes a party hereto in accordance with Section 4.6 hereof (each a "Guarantor" and collectively, the "Guarantors"), in favor of Bank of America Illinois, as Agent for itself (in such capacity, the "Agent") and the financial institutions from time to time party to the Credit Agreement described below (the "Banks").

                                   RECITALS:

        A. IDEX Corporation, a Delaware corporation (the "Company"), the Agent and the Banks entered into that certain Third Amended and Restated
Credit Agreement dated as of July 17, 1996. The Third Amended and Restated Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

        B. The Banks are willing to make certain Loans to the Company and the Issuing Bank is willing to issue Letters of Credit for the account of the Company as provided in the Credit Agreement on the condition (among others) that the Guarantors enter into this Guaranty.

        C. Each Guarantor has previously entered into guaranties (See Recital D below) pursuant to that certain Credit Agreement, among the Company, Agent and various banking institutions, dated January 22, 1988 (herein, as amended by the First Amendment dated as of May 22, 1989, a Letter Agreement dated as of May 7, 1991, the Amended and Restated Credit Agreement dated as of May 4, 1992, the Second Amended and Restated Credit Agreement dated as of January 29, 1993, which in turn was amended by the First Amendment dated as of May 23, 1994, the Second Amendment dated as of October 24, 1994, the Third Amendment dated as of February 28, 1995, the Fourth Amendment dated November 1, 1995 and the Fifth Amendment dated December 22, 1995), and such guaranties are hereby deemed to be amended and restated by this Guaranty.

        D. Each Guarantor has previously entered into the following respective guaranties: Guaranty Agreement, dated January 22, 1988, entered into by Lubriquip, Inc. (successor to Lubriquip-Houdaille, Inc.), Warren Rupp, Inc. (successor to Warren Rupp-Houdaille, Inc.), Viking Pump, Inc. (successor to Viking Pump-Houdaille, Inc.), Vibratech, Inc. (successor to Hydraulics-Houdaille, Inc.), Band-It-IDEX, Inc. (successor to Band-It-Houdaille, Inc.), Strippit, Inc. (successor to Strippit-Houdaille, Inc.); Guaranty Agreement, dated May 7, 1991, entered into by Corken, Inc. (successor to CIC Acquisition Corp.); Guaranty Agreement, dated May 4, 1992, entered into by Pulsafeeder, Inc. (successor to PLF Acquisition Corporation and MCL Acquisition Corporation); Guaranty Agreement, dated October 24, 1994, entered into by Hale Products, Inc.; Guaranty Agreement, dated November 1, 1995, entered into by Micropump, Inc.; and the Guaranty Agreement, dated December 22, 1995, entered into by Dunja Verwaltungsgesellschaft mbH. All of the foregoing guaranty agreements collectively referred to as the "Original Guaranty Agreements".




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

        E. Each Guarantor, as a wholly-owned Subsidiary of the Company, will derive continuing, substantial and direct benefits (which benefits are hereby acknowledged by the Guarantors) from the Loans and the Letters of Credit and other benefits to be provided to the Company under the Credit Agreement.

        F. In order to induce the Banks to continue to make such Loans available to the Company and to induce the Issuing Bank to issue such Letters of Credit for the account of the Company, and for other valuable consideration, the Guarantors hereby agree that the Original Guaranty Agreements are hereby amended and restated in their entirety as follows:

        1. Definitions. Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to such terms from time to time in the Credit Agreement. References to the Banks or any Bank herein shall include the Issuing Bank in its capacity as a Bank and as Issuing Bank.

        2.      Guaranty.

                2.1     Guaranty.   Each Guarantor hereby irrevocably,
absolutely and unconditionally jointly and severally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations, including (a) Obligations in respect of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code and (b) Obligations to deliver and pledge cash collateral upon certain events. This Guaranty constitutes a guarantee of payment and performance when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Guarantor hereunder. The Agent or any Bank may permit the indebtedness of the Company to the Agent or any Bank to include indebtedness other than the Obligations and may apply any amounts received from any source, other than from the Guarantors, to that portion of the Company's indebtedness to the Agent or any Bank which is not a part of the Obligations.

                2.2 Obligations Independent. The obligations hereunder are independent of the obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantors whether action is brought against the Company or whether the Company be joined in any such action or actions.

                2.3 Authorization of Renewals, Etc. Each Guarantor authorizes the Agent and each Bank without notice or demand and without affecting its liability hereunder, from time to time:

                        (a) to renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Obligations, including any increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document;



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
                        (b) to receive and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                        (c) to apply such security and direct the order or manner of sale thereof as the Agent, or any Bank, as the case may be, in its or their discretion may determine; and

                        (d) to release or substitute any one or more of any endorsers or guarantors of the Obligations.

Each Guarantor further agrees the performance or occurrence of any of the acts or events described in clauses (a), (b), (c) and (d) above with respect to indebtedness or other obligations of the Company, other than the Obligations, to the Agent or any Bank, shall not affect the liability of such Guarantor hereunder.

                2.4 Waiver of Certain Rights. Each Guarantor waives any right to require the Agent or any Bank:

                        (a)     to proceed against the Company or any other
        Person;

                        (b) to proceed against or exhaust any security for the Obligations or any other indebtedness of the Company to the Agent or any Bank; or

                        (c) to pursue any other remedy in the Agent's or any such Bank's power whatsoever.

                2.5 Waiver of Certain Defenses. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that such Guarantor's obligations exceed or are more burdensome than those of the Company.

                2.6 Waiver of Presentments, Etc. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations or any other indebtedness of Company to the Agent or any Bank.

                2.7 Information Relating to Company. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require and that neither the Agent nor any Bank has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial condition of the Company.

                2.8 Right of Set-off. In addition to any rights and remedies of the Banks provided by law, if any Guarantor has failed to make any payment due hereunder upon demand, each Bank




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
is authorized at any time and from time to time, without prior notice to such Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set-off and apply any and all Guarantor deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify such Guarantor and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 2.8 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                2.9 Reinstatement of Guaranty. If any payment or transfer of any interest in property by the Company to the Agent or any Bank in fulfillment of any Obligation is rescinded or must at any time (including after the return or cancellation (other than by written release herefrom) of this Guaranty) be returned, in whole or in part, by the Agent or any Bank to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

                2.10 Powers. It is not necessary for the Agent or any Bank to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                2.11    Taxes.

                        (a) Any and all payments by any Guarantor to each Bank or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, such Guarantor shall pay all Other Taxes.

                        (b) If any Guarantor shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                                (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.11), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                                (ii)    such Guarantor shall make such
           deductions and withholdings;





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


                        (iii) such Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) such Guarantor shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                (c) Each Guarantor agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by any Guarantor of Taxes, Other Taxes or Further Taxes, such Guarantor shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                (e) If any Guarantor is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section 2.11, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Guarantor which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                (f) Notwithstanding anything to the contrary contained in this Guaranty, in no event shall any Guarantor be either (i) obligated to pay any amount to any Bank or the Agent pursuant to subsection (b) or
      (c) of this Section 2.11 or (ii) prohibited from deducting or withholding for any applicable Taxes pursuant to subsection (a) of this Section 2.11, if the Bank or Agent fails to deliver forms to such Guarantor in accordance with Section 10.10 of the Credit Agreement on a timely basis, unless such failure would not have occurred but for a change in law or regulation or in the interpretation thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the introduction of any law or regulation, that occurs on or after the date hereof.

                (g) For purposes of this Section, (i) "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by such Bank's or the Agent's net income


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


      by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; (ii) "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, execution or registration of, or otherwise with respect to, this Guaranty; and (iii) "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Guaranty.

                2.12 Subrogation. None of the Guarantors shall have any right of subrogation, indemnification or recourse to any Obligations or collateral or other guarantees therefor or against the Company or any of its assets or property until the Obligations shall have been paid in full.

      3. Representations and Warranties. Each Guarantor represents and warrants to the Agent and each Bank as follows:

                3.1 Corporate Existence and Power. Such Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under this Guaranty and any other Loan Document to which it is a party; (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and (d) is in compliance with all Requirements of Law except where the failure to do so or to so comply could not reasonably be expected to have a Material Adverse Effect.

                3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by such Guarantor of this Guaranty and any other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of such Guarantor's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any lien under, any document evidencing any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its property is subject; or (c) violate any Requirement of Law applicable to such Guarantor.

                3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty or any other Loan Document to which it is a party.



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


                3.4 Binding Effect. This Guaranty and each other Loan Document to which such Guarantor is a party constitute the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                3.5     Regulated Entities.  None of such Guarantor, any
Person controlling such Guarantor or any Subsidiary of such Guarantor is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.

                3.6 Other Representations. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects as of the date hereof.

        4.      Miscellaneous.

                4.1 Application of Payments on Guaranty. All payments required to be made by any Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Agent for the account of the Banks at the Agent's Payment Office and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable and, with respect to all other amounts payable hereunder, shall be made in Dollars. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided in the Credit Agreement) of such principal, interest, fees or other amounts in like funds as received. Payments received from any Guarantor shall, unless otherwise expressly provided herein, be applied to costs, fees or other expenses due under the Loan Documents, any interest (including interest due under Section 2.12 of the Credit Agreement), any principal due under the Loan Documents and any other Obligations, in such order as the Agent, with the consent of or at the request of the Banks, shall determine.

                4.2 Assignments, Participations, Confidentiality. Any Bank may from time to time, without notice to the Guarantors and without affecting the Guarantors' obligations hereunder, transfer its interest in the Obligations to Participants and Assignees as provided in the Credit Agreement. Each Guarantor agrees that each such transfer will give rise to a direct obligation of such Guarantor to each Assignee to which the Company, if required, shall have consented to and that each Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Credit Agreement and this Guaranty. The Guarantors, the Agent and each Bank agree that the provisions of Section 11.10 of the Credit Agreement shall apply to all information identified as "confidential" or "secret" by any Guarantor and provided to the Agent or such Bank by any Guarantor or any Subsidiary of a Guarantor under this Guaranty or any other Loan Document to which such Guarantor is a party.




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


                4.3 Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, the Agent and the Banks and their respective successors and assigns pursuant to the Credit Agreement.

                4.4 Further Assurances. Each Guarantor, jointly and severally, agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as either Agent or any Bank may reasonably require or reasonably deem advisable to carry into effect the purposes of this Guaranty or to better assure and confirm unto the Agent or any Bank their rights, powers and remedies under this Guaranty, the Credit Agreement or any other Loan Document.

                4.5 Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections 1.02 and 1.03 of the Credit Agreement shall apply to the interpretation and administration of this Guaranty as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections 1.02 and 1.03 being deemed to be references to this Guaranty.

                4.6 Waivers; Writing Required. No delay or omission by the Agent or any Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantors and the Agent, with the written consent of the Banks, in accordance with the terms of Section 11.01 of the Credit Agreement, provided that an additional Subsidiary of the Company may become a Guarantor under this Guaranty pursuant to the requirements of Section 7.13 of the Credit Agreement by executing and delivering to the Agent a supplement to this Guaranty in the form of Exhibit A attached hereto (with only such changes thereto as are agreed to by the Agent), whereupon, without further action, approval or consent by any other Person, such Subsidiary shall be deemed to be a Guarantor for all purposes under this Guaranty.

                4.7 Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law.
Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                4.8 Costs and Expenses. Each Guarantor agrees to pay or reimburse the Agent and each Bank promptly after demand for all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty during the existence of an Event of Default or after acceleration of the Loans (including all costs and expenses incurred in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including all costs and expenses incurred in any Insolvency Proceeding or appellate proceeding).






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


                4.9 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

                4.10    GOVERNING LAW AND JURISDICTION.

                        (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN
      DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTORS, THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTORS, THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS, THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

                4.11 WAIVER OF JURY TRIAL. THE GUARANTORS, THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY
OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS, THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER

PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                4.12 Nature of Obligations. All obligations and liabilities of the Guarantors hereunder shall be joint and several.

                4.13 Certain Limitations. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the Bankruptcy Code or any provisions of applicable state law.

                4.14 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guaranty.

                4.15 Headings. Section and other headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

                4.16 Entire Agreement. This Guaranty (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by the parties.



                            [SIGNATURE PAGES FOLLOW]




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


        IN WITNESS WHEREOF, the Guarantors have executed this Guaranty by their duly authorized officers as of the day and year first above written.



                                        BAND-IT-IDEX, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title: Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940



                                        CORKEN, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title: Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940



                                        LUBRIQUIP, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title: Vice President
                                               -----------------------------


                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065


                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940

                                                               PULSAFEEDER, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title: Vice President
                                               -----------------------------
                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065


                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940



                                        STRIPPIT, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title:    Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940



                                        VIBRATECH, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title:    Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940

                                        VIKING PUMP, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title:    Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940



                                        WARREN RUPP, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title:    Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                        Facsimile No.:  (847) 498-3940



                                        HALE PRODUCTS, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title:    Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065


                                        Attention: Vice President
                                                   -------------------------
                                                   Facsimile No.: (847) 498-3940

                                        MICROPUMP, INC.

                                        By:    /s/  [Douglas C. Lennox]
                                           ---------------------------------
                                        Title:    Vice President
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Vice President
                                                   -------------------------
                                                   Facsimile No.: (847) 498-3940



                                        DUNJA VERWALTUGSGESELLSCHAFT mbH

                                        By:    /s/   [Robert Grindel]
                                           ---------------------------------
                                        Title:     Manging Director
                                               -----------------------------

                                        Address:  630 Dundee Road, Suite 400
                                                  Northbrook, Illinois 60065

                                        Attention: Managing Director
                                                   Facsimile No.: (947) 498-3940



BANK OF AMERICA ILLINOIS,
as Agent


By:     /s/ [David A. Johanson]
    -------------------------------
Title:  Vice President
       ----------------------------